Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (this “Agreement”), dated as of January 29, 2023, is made and entered into by and between Steve Chaussy (“Employee”) and BioSig Technologies, Inc. (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully, and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1.    Separation from Employment. Effective at such point as Employee’s services are no longer required (the “Separation Date”), Employee’s employment with the Company shall cease and he shall relinquish all offices, similar positions, and any authority with the Company and any affiliates of the Company. Employee acknowledges and agrees, except for the payments described hereunder, Employee has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, reimbursements, bonuses, advances, severance pay, vested or unvested equity or stock options, awards, carried interest, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible. Notwithstanding the foregoing, Employee shall be reimbursed for any expenses reasonably incurred by Employee at any time prior to (and shall only be reimbursed for expenses incurred prior to) the Separation Date pursuant to applicable Company reimbursement policies and procedures.

2.    Continuing Obligations. Employee shall remain bound by, and agrees to comply with, any obligations that survive an employment termination as set forth in any other agreement or employee policy to which Employee became subject during and in connection with Employee’s employment with the Company, including without limitation his continuing obligations to maintain the confidentiality of the Company’s confidential information as set forth in any and all agreements executed by Employee, including, without limitation the Confidentiality, Non-Competition, Non-Solicitation, and Assignment of Rights Agreement (the “Confidentiality Agreement”).

3.    Consideration. In consideration of this Agreement and the release herein, and his compliance with his obligations hereunder, the Company will provide Employee with the following:

(i)          continue to pay Employee his base salary through the Separation Date, less applicable taxes and other withholdings, payable in equal installments in accordance with the normal payroll policies of the Company.

(ii)         continued participation through the Separation Date in the Company’s current employee benefit plans in which he has elected to participate and in accordance with the terms and conditions of such benefit plans; and

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(iii)        subject to approval by the Compensation Committee of the Company’s Board of Directors (the “Committee”) and contingent upon the approval of the Company’s 2023 Long-Term Incentive Plan (the “Plan”) by the Company’s stockholders, the Company shall grant Employee 200,000 restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the terms and conditions of the Plan and the Company’s standard Restricted Stock Award Agreement (the “Tranche A Awarded Shares”), which award agreement shall include, among other things, the vesting and forfeiture provisions that shall apply to the Tranche A Awarded Shares.

(iv)          Upon the successful filing of both the BioSig Annual 10-K report with the SEC on or before April 14, 2023, the Company will payout a cash bonus of $ 200,000 as severance pay over six months (on the Company’s pay cycle) beginning at the Separation Date.

4.    Transition Services. From the date hereof through the Separation Date, Employee shall only perform such services as the Company may request, including, without limitation, those relating to the transition of his positions, offices, authority, duties, or responsibilities with the Company (the “Transition Services”). Employee otherwise shall not initiate, entertain or perform any services on behalf of the Company or represent the Company as its employee or agent in any respect. The employee also agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition as well as cooperating with the Company in the future in relation to any queries or requests from any regulators, taxation or governmental authorities relating to the activities of the Company and its affiliates in the period prior to the Separation Date. Notwithstanding the foregoing, the Company may immediately terminate Employee for cause and/or upon Employee’s failure to comply with his obligations hereunder and shall have no further obligation to provide the consideration set forth in Sections 3 and 6 hereunder unless otherwise required by law.

5.    Cooperation. Employee further agrees to cooperate fully and make himself reasonably available to the Company (and its representatives and advisors) in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration, in each case involving the Company. Employee agrees that, upon reasonable notice and without the necessity of the Company’s obtaining a subpoena or court order, he shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during his employment by the Company, of which matters he has knowledge or information. The Company will reimburse Employee for reasonable out-of-pocket expenses associated with the cooperation described above upon Employee’s submission of appropriate receipts and/or other supporting documentation.

6.    Supplemental Consideration. In consideration of the Employee’s execution following the Separation Date, without revocation, of the supplemental release agreement attached hereto as Exhibit A (the “Supplemental Release Agreement”) before the expiration of the consideration period set forth therein, and his compliance with his obligations both hereunder and thereunder, the Company shall, subject to approval by the Committee and contingent upon the approval of the Plan by the Company’s stockholders, grant Employee an additional 125,000 restricted shares of Common Stock, pursuant to the terms and conditions of the Plan and the Company’s standard Restricted Stock Award Agreement (the “Tranche B Awarded Shares”),

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which award agreement shall include, among other things, the vesting and forfeiture provisions that shall apply to the Tranche B Awarded Shares.

7.    Release of Claims. For and in consideration of the right to receive the consideration described in Section 3 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Employee. Such released Claims include, without limitation, Claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all Claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, age discrimination claims under the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; claims under Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the Connecticut Human Rights and Opportunities Act, and any other similar or equivalent state laws; the California Fair Employment and Housing Act, the California Business and Professions Code, the California Labor Code, the California Wage Orders, and any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; claims arising under the Fair Labor Standards Act; claims related to the COVID-19 pandemic and related mandates, policies and/or protocols; or any other statutory, contractual or common law claims. Employee does not release Employee’s right to enforce the terms of this Agreement.

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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8.    No Legal Actions. Employee represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any Releasees in any court, any municipal, state, or federal agency, or any other tribunal. To the fullest extent permitted by law, Employee agrees that he will not sue or file a complaint in any court, or file or pursue a demand for arbitration, pursue any Claims released under this Agreement or assist or otherwise participate in any such proceeding. Employee represents and warrants further that he has not assigned or conveyed to any other person or entity any of his rights vis-à-vis the Releasees, including any of the Claims released in this Agreement. He further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by him in violation of this Agreement.

9.    No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state, or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

10.    Review.  Employee acknowledges that: (i) this Agreement is written in terms and sets forth conditions in a manner which he understands; (ii) he has carefully read and understands all of the terms and conditions of this Agreement; (iii) he agrees with the terms and conditions of this Agreement; and (iv) he enters into this Agreement knowingly and voluntarily.  Employee acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, that he has been given twenty-one (21) days from receipt of this Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before he signs this Agreement.  The Company agrees, and Employee represents that he understands, that he may revoke his acceptance of this Agreement at any time for seven (7) days following his execution of this Agreement and must provide notice of such revocation by giving written notice to the Company.  If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of this Agreement, this Agreement shall be deemed to have become enforceable and on such eighth (8th) day.

11.    Return of Property. Employee represents that prior to the Separation Date, he shall have returned to the Company all Company property and materials, including but not limited

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to, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part), as required by the Confidentiality Agreement, policy and otherwise by law.

12.    No Further Services. Employee agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor, or otherwise, except as provided herein.

13.    Confidentiality of Agreement. Employee agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Employee’s spouse/registered domestic partner, attorney, or accountant/tax advisor unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure.

14.    Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware. Venue of any litigation arising from this Agreement or any disputes relating to the Employee’s employment shall be in the United States District Court for the District of Delaware, or a state district court of competent jurisdiction in New Castle County, Delaware. Employee consents to personal jurisdiction of the United States District Court for the District of Delaware, or a state district court of competent jurisdiction in New Castle County, Delaware for any dispute relating to or arising out of this Agreement or Employee’s employment, and Employee agrees that Employee shall not challenge personal or subject matter jurisdiction in such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE.

15.    Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

16.    Acknowledgment. Employee acknowledges and agrees that the payments and other considerations provided herein are considerations to which Employee is not otherwise entitled except pursuant to the terms of this Agreement, and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

17.    No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law or legal right.

18.    No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Employee agrees that all Releasees shall be

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express third-party beneficiaries of this Agreement (and the release of Claims contained herein), and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

19.    Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises, or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected, and such provisions shall remain in full force and effect.

20.    Section 409A. The Company intends that all of the severance benefits provided to Employee as described in this Agreement will either comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code). Notwithstanding the foregoing, nothing contained in this Agreement shall be construed as a representation, guarantee, or other undertaking on the part of the Company that the severance benefits are, or will be found to be, exempt from or compliant with the requirements of Section 409A of the Code. Employee is solely responsible for determining the tax consequences to Employee of any and all payments made pursuant to this Agreement, including, without limitation, any possible tax consequences under Section 409A of the Code.

PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SEVERANCE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST BIOSIG TECHNOLOGIES, INC.

BIOSIG TECHNOLOGIES, INC.                           STEVE CHAUSSY

By:     /s/ Kenneth L. Londoner                                /s/ Steve Chaussy

Title:          CEO                                                       Date:         February 2, 2023

Date:     February 2, 2023

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EXHIBIT A

SUPPLEMENTAL RELEASE AGREEMENT

In consideration of the consideration set forth in the General Release and Severance Agreement (the “Agreement”), dated as of                     , 2023, between Steve Chaussy (“Employee”) and BioSig Technologies, Inc. (the “Company”), the parties agree to this supplemental release agreement (the “Supplemental Release Agreement”).

1.    Release of Claims. For and in consideration of the right to receive the consideration described in the Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Supplemental Release Agreement is signed by Employee. Such released Claims include, without limitation, Claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all Claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, age discrimination claims under the Americans with Disabilities Act; claims under Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; Connecticut Human Rights and Opportunities Act, and any other similar or equivalent state laws; the California Fair Employment and Housing Act, the California Business and Professions Code, the California Labor Code, the California Wage Orders, and any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; claims arising under the Fair Labor Standards Act; claims related to the COVID-19 pandemic and related mandates, policies and/or protocols; or any other statutory, contractual or common law claims. Employee does not release Employee’s right to enforce the terms of the Agreement or this Supplemental Release Agreement.

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.    No Legal Actions. Employee represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any Releasees in any court, any municipal, state, or federal agency, or any other tribunal. To the fullest extent permitted by law, Employee agrees that he will not sue or file a complaint in any court, or file or pursue a demand for arbitration, pursuing any Claims released under the Agreement or this Supplemental Release Agreement, or assist or otherwise participate in any such proceeding. Employee represents and warrants further that he has not assigned or conveyed to any other person or entity any of his rights vis-à-vis the Releasees, including any of the Claims released in the Agreement or this Supplemental Release Agreement. He further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by his in violation of the Agreement or this Supplemental Release Agreement.

3.    Review.  Employee acknowledges that: (i) this Supplemental Release Agreement is written in terms and sets forth conditions in a manner which he understands; (ii) he has carefully read and understands all of the terms and conditions of this Supplemental Release Agreement; (iii) he agrees with the terms and conditions of this Supplemental Release Agreement; and (iv) he enters into this Supplemental Release Agreement knowingly and voluntarily.  Employee acknowledges that he does not waive rights or claims that may arise after the date this Supplemental Release Agreement is executed, that he has been given twenty-one (21) days from receipt of this Supplemental Release Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Supplemental Release Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before he signs this Supplemental Release Agreement.  The Company agrees, and Employee represents that he understands, that he may revoke his acceptance of this Supplemental Release Agreement at any time for seven (7) days following his execution of the Supplemental Release Agreement and must provide notice of such revocation by giving written notice to the Company.  If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of the Supplemental Release Agreement, this Supplemental Release Agreement shall be deemed to have become enforceable and on such eighth (8th) day.

4.    Confidentiality. Employee agrees that he will keep both the fact of this Supplemental Release Agreement and the terms of this Supplemental Release Agreement confidential, and will not disclose the fact of this Supplemental Release Agreement or the terms of this Supplemental Release Agreement to anyone other than the Employee’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure.

5.    Governing Law/Venue. The parties agree that the Supplemental Release Agreement shall be governed by and construed under the laws of the State of Delaware. Venue of

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any litigation arising from this Supplemental Agreement or any disputes relating to the Employee’s employment shall be in the United States District Court for the District of Delaware, or a state district court of competent jurisdiction in New Castle County, Delaware. Employee consents to personal jurisdiction of the United States District Court for the District of Delaware, or a state district court of competent jurisdiction in New Castle County, Delaware for any dispute relating to or arising out of the Agreement or Employee’s employment, and Employee agrees that Employee shall not challenge personal or subject matter jurisdiction in such courts. EACH OF THE PARTIES TO THIS SUPPLEMENTAL RELEASE AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THE AGREEMENT OR THIS SUPPLEMENTAL RELEASE AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THE AGREEMENT OR THIS SUPPLEMENTAL RELEASE AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE.

6.    Voluntary. This Supplemental Release Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto.

7.    Acknowledgment. Employee acknowledges and agrees that the payments and other consideration provided in the Agreement or herein are consideration to which Employee is not otherwise entitled except pursuant to the terms of this Supplemental Release Agreement, and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

8.    No Admission of Liability. This Supplemental Release Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law or legal right.

9.    No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Supplemental Release Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Supplemental Release Agreement. Employee agrees that all Releasees shall be express third-party beneficiaries of this Supplemental Release Agreement (and the release of Claims contained herein), and shall be permitted to enforce the terms of this Supplemental Release Agreement as if they were parties hereto.

SIGNATURE PAGE FOLLOWS

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PLEASE READ CAREFULLY. THIS SUPPLEMENTAL RELEASE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST BIOSIG TECHNOLOGIES, INC.

BIOSIG TECHNOLOGIES, INC.                                     STEVE CHAUSSY

By:

Title:                                                                                   Date:

Date:

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